Exhibit 99.1

Vaccinex, Inc. Announces Presentation at the 2022 Alzheimer’s Association International Conference Updating the SIGNAL-AD Study of Pepinemab in Patients with Alzheimer’s Disease

ROCHESTER, N.Y., July 29, 2022 — Vaccinex, Inc. (Nasdaq: VCNX), a clinical-stage biotechnology company pioneering a differentiated approach to treating cancer and neurodegenerative disease through the inhibition of SEMA4D, today announced that it has been selected for poster presentation related to its ongoing Phase 1/2a SIGNAL-AD study of pepinemab in patients with early Alzheimer’s Disease during the upcoming 2022 Alzheimer’s Association International Conference, taking place from July 31st to August 4th in San Diego via in person and virtual attendance (Link to meeting).

Details are shown below:

Poster title: SEMA4D blocking antibody, pepinemab, is a novel potential treatment for neurodegenerative disease: clinical proof of concept in Phase 2 HD study supports ongoing clinical development in Phase 1/2a AD study

Presenter: Terrence Fisher, PhD, VP Clinical Science

Poster #: 65554

Session: Virtual Platform

Dates: Sunday July 31st, 2022 (virtual poster will be available 7:00am PDT on the AAIC virtual platform and at https://ir.vaccinex.com/events)

Venue: San Diego Convention Center, 111 W. Harbor Drive, San Diego, CA, USA

Vaccinex has global commercial and development rights to pepinemab and is sponsor of the SIGNAL-AD study of pepinemab in early Alzheimer’s disease which is being funded in part by the Alzheimer’s Drug Discovery Foundation and by a grant from the Alzheimer’s Association under its 2020 Part the Cloud Program. Additional information about the study is available at: https://www.vaccinex.com/patient-signal-ad-trial/

About Pepinemab

SEMA4D is upregulated in neurons during progression of Alzheimer’s (AD) and Huntington’s Disease (HD). The major immune cells of the brain, astrocytes and microglia, express receptors for SEMA4D which triggers their reactive transformation and loss of their normal homeostatic functions (Evans et al., 2022, In Press).

Pepinemab is a humanized IgG4 monoclonal antibody that inhibits SEMA4D. The SIGNAL phase 2 clinical trial of pepinemab in early manifest HD demonstrated that treatment reduced brain atrophy, reversed the characteristic decline in metabolic activity seen in most brain regions during both HD and AD, and we believe showed promise in slowing or preventing cognitive decline (Feigin et al., 2022, In Press).

The ongoing SIGNAL-AD study is evaluating the safety, tolerability and the effects on cognition and brain metabolic activity of pepinemab in early AD.

About Vaccinex, Inc.

Vaccinex, Inc. is pioneering a differentiated approach to treating slowly progressive neurodegenerative diseases and cancer through the inhibition of semaphorin 4D (SEMA4D). The Company’s lead drug candidate, pepinemab, blocks SEMA4D, a potent biological effector that it believes triggers inflammation in chronic diseases of the brain and prevents immune infiltration into tumors. Pepinemab is being evaluated in a Phase 1/2a study in Alzheimer’s Disease, and in a Phase 1b/2 study in recurrent or metastatic head and neck cancer.

Forward Looking Statements

To the extent that statements contained in this presentation are not descriptions of historical facts regarding Vaccinex, Inc. (“Vaccinex,” “we,” “us,” or “our”), they are forward-looking statements reflecting management’s current beliefs and expectations. Such statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the results and timing of our clinical trials of pepinemab in various indications, the use and potential benefits of pepinemab in Huntington’s and Alzheimer’s disease and other indications, and other statements identified by words such as “may,” “will,” “appears,” “expect,” “hope”, “planned,” “anticipate,” “estimate,” “intend,” “hypothesis,” “potential,” “suggest”, “advance,” and similar expressions or their negatives (as well as other words and expressions referencing future events, conditions, or circumstances). Forward-looking statements involve substantial risks and uncertainties that could cause the outcome of our research and pre-clinical development programs, clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties inherent in the execution, cost and completion of preclinical and clinical trials, uncertainties related to regulatory approval, risks related to our dependence on our lead product candidate pepinemab, the impact of the COVID-19 pandemic, and other matters that could affect our development plans or the commercial potential of our product candidates. Except as required by law, we assume no obligation to update these forward-looking statements. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statement, see the section titled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”) and the other risks and uncertainties described in the Company’s most recent year-end Annual Report on Form 10-K and subsequent filings with the SEC.

Investor Contact

John Mullaly

LifeSci Advisors, LLC

617-429-3548

jmullaly@lifesciadvisors.com